EX-99.B.4.5

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123
                              Herein called Aetna.
                      Certificate of Group Annuity Coverage

To the Employee:

AEtna certifies that coverage is in force for you under the stated group annuity contract and certificate number. All data shown here is taken from AEtna records and is based upon information furnished by the Contract Owner.

This certificate of coverage replaces any and all certificates, riders or amendments thereto, issued to you under the stated contract and certificate number.

See the back page of this certificate for a summary of other contract provisions.

DETAILS OF VARIABLE FEATURES OF THE GROUP CONTRACT ARE IN THE DEPOSIT, RESERVE, AND SURRENDER PROVISIONS, AND ANNUITY PROVISIONS.

                                 RIGHT TO CANCEL

You may cancel this Certificate within 10 days of receiving it, by sending a written notice to AEtna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Certificate within 7 days after it receives the notice of cancellation and this Certificate.



                                                     /s/ William O. Baily
                                                     President





             ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
             ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR
                                     AMOUNT.

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                                 SPECIFICATIONS



























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PLAN


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CONTRACT OWNER                                   GROUP ANNUITY CONTRACT NO.


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YOUR NAME                                        CERTIFICATE NO.


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                          Summary of certain provisions
                          of the Group Annuity contract


1. GENERAL. Subject to the specific terms of the Plan identified on the Specifications Page, AEtna will pay you an annuity commencing on your retirement date. The Plan determines your retirement date and the amount and terms of payment of the annuity.

2. MISSTATEMENT OF FACT. The amount of any payment to any payee may be adjusted on an equitable basis if the amount of the payment was determined by AEtna on the basis of incorrect facts.

3. VARIABLE BENEFITS. The Group Contract provides for variable benefits. That is, benefits which fluctuate up and down with the performance of various mutual funds held by AEtna. Variable benefits may be elected as an option if the Plan to which the Group Contract is issued so provides.



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                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123



                      Certificate of Group Annuity Coverage

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT



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